Eversheds Sutherland (US) LLP 700 Sixth Street, NW, Suite 700 Washington, DC 20001-3980 D: +1 202.383.0126 F: +1 202.637.3593 fredbellamy@ eversheds-sutherland.com

April 27, 2017
Board of Directors
Transamerica Life Insurance Company
Transamerica Corporate Separate Account Sixteen
4333 Edgewood Road, NE
Cedar Rapids, IA  52499

Re:	Transamerica Corporate Separate Account Sixteen Advantage X File Nos. 333-109579/811-21440

To the Board of Directors
We hereby consent to the reference to our name under the heading "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 23 to the Form N-6 registration statement for Transamerica Corporate Separate Account Sixteen (File No. 333-109579).  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

EVERSHEDS SUTHERLAND (US) LLP
By: /s/ Frederick R. Bellamy	Frederick R. Bellamy

Eversheds Sutherland (US) LLP is part of a global legal practice, operating through various separate and distinct legal entities, under Eversheds Sutherland.  For a full description of the structure and a list of offices, please visit www.eversheds-sutherland.com.